INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page

Condensed Consolidated Balance Sheets as of September 30, 2010 (Unaudited) and as of December 31, 2009 (Audited)	1

Condensed Consolidated Statements of Operations and Comprehensive Income for the nine months ended September 30, 2010 and 2009 (Unaudited)	2

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4 - 16

AILIBAO INTERNATIONAL INVESTMENT LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS

		As of	As of
		September 30,	December 31,
	Note	2010	2009
		(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents		$960,906	$627,964
Restricted cash	3	56,050	420,457
Accounts receivable		15,693,861	13,977,523
Inventories	5	1,751,940	3,765,055
Due from a related party	14	11,687,165	8,881,871
Other current assets	6	1,089,421	2,703,202
Total current assets		31,239,343	30,376,072

Property, plant and equipment, net	7	2,759,556	2,922,267
Construction in progress		184,452	180,794
Land use rights	8	1,328,884	1,325,829
Deferred tax assets	15	316,999	248,486
Deposits paid for acquisition of plant and equipment		783,200	323,767
Total assets		$36,612,434	$35,377,215

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	9	$9,171,099	$8,234,560
Accrued expenses and other payables	10	1,790,932	1,653,883
Short term bank loans	11	2,466,183	1,684,760
Current tax payable		2,299,416	2,531,741
Dividend payable		-	15,382,587
Total current liabilities and total liabilities		15,727,630	29,487,531

Commitments and contingencies	12

Stockholders' equity:
Common stock; par value $1; 50,000 shares authorized; 1,000 shares issued and outstanding		1,000	1,000
Additional paid-in capital		1,307,484	1,307,484
Accumulated other comprehensive income		1,467,819	1,096,177
Statutory surplus reserve	16	654,242	654,242
Retained earnings		17,454,259	2,830,781
Total stockholders' equity		20,884,804	5,889,684
Total liabilities and stockholders' equity		$36,612,434	$35,377,215

See the accompanying notes to condensed consolidated financial statements

AILIBAO INTERNATIONAL INVESTMENT LIMITED
CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

		Nine months ended September 30,
	Note	2010	2009

Revenue	17	$73,622,691	$58,621,940
Cost of revenue		(50,461,284)	(40,053,950)
Gross profit		23,161,407	18,567,990

Operating expenses:
Selling and distribution expenses		(1,415,663)	(1,239,850)
General and administrative expenses		(2,205,228)	(1,865,246)
Total operating expenses		(3,620,891)	(3,105,096)

Income from operations		19,540,516	15,462,894

Interest and other income		31,137	21,847
Other expenses		(16,331)	(21,876)
Finance costs – Interest expenses		(103,217)	(16,433)

Income before income taxes		19,452,105	15,446,432
Income taxes	15	(4,828,629)	(3,869,849)

Net income		14,623,476	11,576,583

Other comprehensive income:

Foreign currency translation gain		371,642	591,134

Total comprehensive income		$14,995,118	$12,167,717

Basic and diluted earnings per share		$14,623	$11,577

Weighted average number of shares outstanding, basic and diluted		1,000	1,000

See the accompanying notes to condensed consolidated financial statements

AILIBAO INTERNATIONAL INVESTMENT LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(UNAUDITED)

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$14,623,476	$11,576,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241,460	260,944
Deferred income taxes	(62,407)	(82,477)
Receipts and payments through a related party	32,840,960	1,798,235
Changes in operating assets and liabilities:
Accounts receivable	(1,716,338)	(2,443,958)
Inventories	2,013,115	(997,776)
Other current assets	1,613,781	(83,827)
Due from a related party	(48,201,370)	(3,974,813)
Accounts payable	936,539	2,714,803
Accrued expenses and other payables	137,049	314,692
Current tax payable	(232,325)	(3,087)
Net cash provided by operating activities	2,193,940	9,079,319

Cash flows from investing activities:
Restricted bank deposits made	(56,050)	(395,535)
Release of restricted bank deposits	420,457	497,618
Deposits paid for acquisition of plant and equipment	(459,433)	(121,590)
Net cashused ininvesting activities	(95,026)	(19,507)

Cash flows from financing activities:
Dividend paid	(2,872,449)	(6,147,631)
Proceeds from short term bank loans	3,158,977	1,683,280
Repayments of short term bank loans	(2,424,331)	(219,558)
Net cash used in financing activities	(2,137,803)	(4,683,909)

(Decrease)/increase in cash and cash equivalents	(38,889)	4,375,903
Effect of foreign exchange rate changes on cash and cash equivalents	371,831	564,814
Cash and cash equivalents at beginning of period	627,964	816,600
Cash and cash equivalents at end of period	$960,906	$5,757,317

Supplemental disclosures of cash flow information:
Cash paid for interest	$103,217	$16,433
Cash paid for income taxes	$5,169,785	$3,954,394

See the accompanying notes to unaudited condensed consolidated financial statements

AILIBAO INTERNATIONAL INVESTMENT LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Organization and summary of significant accounting policies

Organization and nature of operations:  Ailibao International Investment Limited and its subsidiaries (collectively referred to in these consolidated financial statements as “Company”, “we”, “our” and “us”) specializes in the manufacture and sales of sportswear. All our business operations are located in the People’s Republic of China (“PRC”).

Basis of presentation:  The condensed consolidated financial statements include Ailibao International Investment Limited, its subsidiary and a variable interest entity as listed below.

Name	Place of incorporation	Registered/ share capital	Percentage of holdings		Principal activities
			Direct	Indirect

Ailibao (Fujian) Marketing Management Limited	The PRC	Hong Kong Dollars 5,600,000	100%	-	Investment holding

Fujian Jinjiang Chendai Ailibao Shoes and Clothes Company Limited (“Ailibao PRC”)	The PRC	Renminbi (“RMB”) 10,000,000	-	100%	Manufacture and sales of sportswear

All intercompany balances and transactions are eliminated upon consolidation.

On November 18, 2010, the Company entered into certain contractual arrangements, which obligates the Company to absorb majority of the return or loss of Ailibao PRC. The Company accounts for Ailibao PRC as its variable interest entity under Accounting Standard Codification (“ASC”) 810,Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51, because the equity investors in Ailibao PRC do not have the characteristics of a controlling financial interest and Ailibao (Fujian) Marketing Management Limited should be considered as the primary beneficiary of Ailibao PRC. Accordingly, the Company consolidates Ailibao PRC's results of operations, assets and liabilities (see note 18).

The entering into of those exclusive agreements by Ailibao (Fujian) Marketing Management Limited, Ailibao PRC and their stockholders on November 18, 2010 has been accounted for asrecapitalization of Ailibao PRC with no adjustment to the historical basis of the assets and liabilities of Ailibao PRC and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company and Ailibao PRC had been in existence since establishment of the Company and throughout the whole periods covered by these financial statements.

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or US GAAP, for interim financial information and the rules and regulations of the Securities and Exchange Commission, or SEC.  They do not include all disclosures required by US GAAP for complete financial statements.  However, we believe that the disclosures are adequate and present the information fairly.  The information included in this condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended December 31, 2009.

Use of estimates:  The preparation of financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  On an ongoing basis, we evaluate our estimates, including, but not limited to, those related to income taxes, litigation and settlement costs, the collectability of accounts receivable, the valuation of inventory on a lower of cost or market basis, expected future cash flows and useful lives of intangible assets and other long-lived assets.  We base our estimates on historical experience and on other assumptions that we believe are reasonable under the circumstances.  These estimates form the basis for making judgments about the carrying values of assets and liabilities when those values are not readily apparent from other sources.  Actual results may differ materially from our estimates.

1.           Organization and summary of significant accounting policies (Continued)

Inventories:Inventories are stated at the lower of weighted average cost or market.  We evaluate our ending inventories for excess quantities and obsolescence on a yearly basis.  This evaluation includes analysis of historical and forecasted sales levels by product.  A provision is recorded for inventories on hand in excess of forecasted demand.  In addition, we write off inventories that are considered obsolete.  Obsolescence is determined from several factors, including competitiveness of product offerings, market conditions and product life cycles.  Increases to the allowance for excess and obsolete inventory are charged to cost of revenue.  At the point of the loss recognition, a new, lower of cost or market basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.  If this lower of cost or market inventory is subsequently sold, the related allowance is matched to the movement of related product inventory, resulting in lower costs and higher gross margins for those products.

Land use rights: Land use rights are stated at cost, less accumulated amortization and are amortized over lease terms from the date of acquisition (see note 8 below).

Recent accounting pronouncements:  In September 2009, the FASB reached a consensus on Accounting Standards Update, or ASU 2009-13, Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements, or ASU 2009-13 and ASU 2009-14, Software (Topic 985) – Certain Revenue Arrangements That Include Software Elements, or ASU 2009-14.  ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered.  ASU 2009-13 eliminates the requirement that all undelivered elements must have either: i) vendor-specific objective evidence (“VSOE”) or ii) third-party evidence (“TPE”) before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered.  In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements.  Overall arrangement consideration will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price.  The residual method of allocating arrangement consideration has been eliminated.  ASU 2009-14 modifies the software revenue recognition guidance to exclude from its scope tangible products that contain both software and non-software components that function together to deliver a product’s essential functionality.  These new updates are effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  We are currently evaluating the impact that the adoption of these ASUs will have on our consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This ASU provides amendments that clarify existing disclosures on levels of disaggregation, inputs and valuation techniques to improve transparency in financial reporting.  ASU 2010-06 also requires new disclosures on transfers in and out of Level 1 and Level 2, and activity in Level 3 fair value measurements.  This amendment is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuance and settlements in the roll-forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  We are currently evaluating the impact that the adoption of this ASU will have on our consolidated financial statements.

In February 2010, the FASB issued ASU 2010-9,Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements. ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company expects the adoption of ASU 2010-09 will not have a material impact on the Company’s results of operations or financial position.

In July 2010, the FASB issued ASU 2010-20,Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  ASU 2010-20 improves the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting period ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company expects the adoption of ASU 2010-20 will not have a material impact on the Company’s results of operations or financial position.

1.           Organization and summary of significant accounting policies (Continued)

In August 2010, the FASB issued ASU 2010-21,Accounting for Technical Amendments to Various SEC Rules and Schedules. Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. ASU 2010-21 amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company expects the adoption of ASU 2010-21 will not have a material impact on the Company’s results of operations or financial position.

In August 2010, the FASB issued ASU 2010-22, Accounting for Various Topics-Technical Corrections to SEC paragraphs (SEC Update). ASU 2010-22 amends various SEC paragraphs based on external comments received and the issuance of Staff Accounting Bulletin (“SAB”) 112, which amends or rescinds portions of certain SAB topics. The Company expects the adoption of ASU 2010-22 will not have a material impact on the Company’s results of operations or financial position.

2.           Concentration of credit risk and major customers and suppliers

Financial instruments which potentially expose the Company to concentrations of credit risk consist of cash and accounts receivable as of September 30, 2010 and December 31, 2009. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of September 30, 2010 and December 31, 2009, the Company's bank deposits and restricted cash of $1,010,456 and $1,044,621 were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance of bank accounts.

For the nine months ended September 30, 2010 and 2009, all of the Company's sales arose in the PRC. In addition, all accounts receivable as of September 30, 2010 and December 31, 2009 also arose in the PRC.

Details of customers accounting for 10% or more of the Company's accounts receivable are as follows:

	As of		As of
	September 30,		December 31,
	2010		2009
	(unaudited)		(audited)
Customer A	$2,335,663	15%	$1,718,516	12%
Customer B	-	-	1,488,201	11%
Customer C	-	-	1,382,317	10%
Customer D	1,604,137	10%	-	-

Details of the customers accounting for 10% or more of the Company's revenue are as follows:

	Nine months ended September 30,
	2010		2009
	(unaudited)		(unaudited)
Customer A	$7,829,735	11%	$-	-

During the nine months ended September 30, 2010 and 2009, the Company had no significant concentration of suppliers.

3.           Restricted cash

Restricted cash consists of the following:
	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)

Restricted cash deposited with banks for collateralized bank advances	$56,050	$420,457

4.           Fair values of assets and liabilities

ASC 820 Fair Value Measurements and Disclosures defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).”  The standard establishes a consistent framework for measuring fair value and expands disclosure requirements about fair value measurements.  ASC 820, among other things, requires us to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair Value Hierarchy

ASC 820 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow) and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 – Valuation is generated from model-based techniques that use significant assumptions not observable in the market.  These unobservable assumptions reflect our estimates of assumptions that market participants would use in pricing the asset or liability.  Valuation techniques include use of option pricing models, discounted cash flows models and similar techniques.

The carrying values of cash and cash equivalents, restricted cash, accounts receivable, amount due from a related party, other current assets, accounts and other payables and short term bank loans approximate their fair values due to the short maturities of these instruments.

5.           Inventories

Inventories consist of the following:
	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Raw materials	$453,547	$824,242
Work-in-process	266,307	379,705
Finished goods	1,032,086	2,561,108
	$1,751,940	$3,765,055

6.           Other current assets

Other current assets consist of the following:
	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Advances to suppliers	$1,073,163	$2,694,009
Other current assets	16,258	9,193
	$1,089,421	$2,703,202

7.           Property, plant and equipment

Property, plant and equipment consist of the following:
	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Buildings	$3,007,454	$2,947,797
Plant and machinery	326,257	1,209,087
Furniture and equipment	1,233,556	319,785

	4,567,267	4,476,669
Accumulated depreciation	(1,807,711)	(1,554,402)

Property, plant and equipment, net	$2,759,556	$2,922,267

Depreciation expenses for the nine months ended September 30, 2010 and 2009 were $218,087 and $237,660 respectively.

Buildings of the Company were pledged to a bank for banking facilities granted to a third party. Subsequent to the balance sheet date, in November 2010, the charges on the buildings were released.

8.           Land use rights

The following is a summary of land use rights:
	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Land use rights	$1,585,083	$1,554,416
Less: accumulated amortization	(256,199)	(228,587)

Land use rights, net	$1,328,884	$1,325,829

Amortization expenses for the nine months ended September 30, 2010 and 2009 were $23,373 and $23,284, respectively.

The estimated amortization expenses for the five years ending December 31, 2010, 2011, 2012, 2013, 2014 and thereafter are as follows:-

Year ending December 31,
2010	$7,700
2011	31,073
2012	31,073
2013	31,073
2014 and thereafter	1,227,965
$1,328,884

9.           Accounts payable

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Accounts payable	$9,059,000	$7,393,645
Bills payable	112,099	840,915
	$9,171,099	$8,234,560

10.         Accrued expenses and other payables

Accrued expenses and other payables consist of the following:

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Accrued salaries and staff welfare	$1,450,037	$696,515
Value added tax payable	203,831	507,223
Other accrued liabilities	137,064	450,145
	$1,790,932	$1,653,883

11.         Short term bank loans and banking facilities

Short term bank loans

Short term bank loans consist of the following:

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)

Trade finance loans bearing interest at the PRC prime rate, payable to Industrial and Commercial Bank of China Limited (“ICBC”) , secured by corporate guarantee from an unrelated third party	$2,241,985	$-

7.965% loan payable to Quanzhou City Commercial Bank, maturing on May 17, 2011, with interest due on month end and principal due at date of maturity, secured by corporate guarantee from a third party	224,198	-

7.965% loan payable to Quanzhou City Commercial Bank, matured on May 15, 2010, with interest due on month end and principal due at date of maturity, secured by corporate guarantee from a third party	-	219,751

6.903% loan payable to ICBC, matured on April 1, 2010, with interest due on month end and principal due at date of maturity, secured by corporate guarantee from a third party	-	1,465,009

	$2,466,183	$1,684,760

Banking facilities

As of September 30, 2010 and December 31, 2009, the Company had general banking facilities for bank loans and bills payable. The general banking facilities utilized by the Company are denominated in RMB.

The Company's general banking facilities, expressed in $, are detailed as follows:

	As of	As of	As of	As of	As of	As of
	September 30,	December 31,	September 30,	December 31,	September 30,	December 31,	Repaymentterms
	2010	2009	2010	2009	2010	2009	and interest rates
	Available (unaudited)	Available (audited)	Utilized (unaudited)	Utilized (audited)	Unutilized (unaudited)	Unutilized (audited)

Bills payable	$1,195,725	$1,172,007	$112,099	$840,915	$1,083,626	$331,092		(a)

Bank loans	2,466,183	1,684,760	2,466,183	1,684,760	-	-		(b)

	$3,655,908	$2,856,767	$2,578,282	$2,525,675	$1,083,626	$331,092

(a)	Bills payable, of RMB750,000 and RMB5,740,000 as of September 30, 2010 and December 31, 2009 respectively, are repayable within six months and non-interest bearing.
(b)	Bank loans are repayable within one year and are interest-bearing at 5.57% and 6.19% for the nine months ended September 30, 2010 and 2009 respectively.

The above banking facilities were secured by the restricted cash of the Company and corporate guarantees executed by independent third parties.

12.	Commitments and contingencies

Commitments

As of September 30, 2010, we had capital commitments with respect to construction of a warehouse, which are due as follows:

2011	$40,917

Contingencies

As of September 30, 2010, Ailibao PRC had corporate guarantees executed to independent third parties for banking facilities to the extent of approximately $2,451,000. Subsequent to the balance sheet date, the corporate guarantees and the related charge on the Company’s buildings were released and the Company suffered no loss (see note 7).

As of September 30, 2010,Ailibao PRC had a corporate guarantee executed to a third party for banking facilities of approximately $673,000. Management considers the default risk for this corporate guarantee to be minimal.

13.	Defined contribution retirement plans

As stipulated by the regulations of the PRC government, companies operating in the PRC have defined contribution retirement plans for their employees. The PRC government is responsible for the pension liability to these retired employees. The Company was required to make specified contributions to the state-sponsored retirement plan based on the basic salary cost of their staff. Each of the employees of the PRC subsidiaries is also required to contribute certain percentage of his/her basic salary.

Contributions to defined contribution retirement plan for the nine months ended September 30, 2010 and 2009 were $436,828 and $481,620 respectively.  These contributions are recorded with the associated compensation as components of cost of revenue, selling and distribution expenses, and general and administrative expenses based upon the responsibilities of the related employee.

14.	Related party transactions

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)

Due from a related party

Ding Changming, a director	$11,687,165	$8,881,871

Balance with a related party represents advances or loans from a related party, which is interest free, unsecured, and has no fixed terms of repayment.

Subsequent to the balance sheet date, in November, the amount due from a related party had been fully settled. (see note 18)

15.	Income taxes

The Company’s PRC subsidiaries are subject to China Income Tax (“CIT”) at 25%.

The Company is incorporated in the British Virgin Islands and income earned is not subject to income tax.

The income tax provision is summarized as follows:

	Nine months ended September 30,
	2010	2009
	(unaudited)	(unaudited)
Current – the PRC	$4,766,222	$3,787,371
Deferred – the PRC	62,407	82,477
Income tax expenses, net	$4,828,629	$3,869,848

The tax effects of significant items comprising our deferred tax assets are as follows:

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Deferred tax assets:
Allowance and other provisions	$278,923	$206,060
Depreciation	38,076	42,426
Total deferred tax assets	$316,999	$248,486

ASC 740, Income Taxes (formerly FASB Interpretation No.48, or FIN 48, Accounting for Uncertainty in Income Tax) requires that the tax benefit of temporary differences and credit carryforwards be recorded as an asset to the extent that we assess that realization is “more likely than not.”  Deferred income taxes result principally from differences in the recognition of certain assets and liabilities for tax and financial reporting purposes.

The effective tax rate of our provision for income taxes differs from the CIT rate as follows:

	Nine months ended September 30,
	2010	2009
	(unaudited)	(unaudited)
Income before income taxes	$19,452,105	$15,446,432

Computed at CIT rate of 25%	$4,863,026	$3,861,608
Expenses not deductible for tax purposes	13,723	11,490
Other	(48,120)	(3,249)
Income tax expenses, net	$4,828,629	$3,869,849

Our tax filings for the fiscal years from 2007 to 2010 remain open in the PRC tax jurisdictions.  We do not anticipate that our unrecognized tax benefit would change significantly in the coming 12-month period.

16.         Statutory surplus reserves

In accordance with the PRC Companies Law, Ailibao PRC is required to transfer 10% of its profit after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve. The statutory surplus reserve is non-distributable.

17.         Segment information

Segment revenues and results

The Company follows FASB ASC 280 – Segment Reporting, which requires the Company to disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.  The Company operates in two reportable segments; manufacture and sales of shoes (“Shoes”) and sales of apparel (“Apparel”). The Company evaluates segment performance based on income from operations.  All inter-company transactions between segments have been eliminated.  As a result, the components of the operating income for one segment may not be comparable to another segment.  The following is a summary of the Company’s segment information.

Segment revenue and results

The following is an analysis of the Company’s revenue and results from operations by reportable segment.

	Segment revenue		Segment profit
	Nine months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Shoes	$59,095,936	$45,168,014	$18,786,947	$14,300,006

Apparel	14,526,755	13,453,926	4,374,460	4,267,984

Total for operations	$73,622,691	$58,621,940	23,161,407	18,567,990

Interest income			31,137	21,847
Operating and other expenses			(3,637,222)	(3,126,972)
Finance costs			(103,217)	(16,433)

Income before income taxes			19,452,105	15,446,432

Income taxes			(4,828,629)	(3,869,849)

Net income			$14,623,476	$11,576,583

Revenue reported above represents revenue generated from external customers. There were no inter-segment sales in the period.

17.         Segment information (Continued)

Segment assets and liabilities

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)	(audited)
Segment assets
Shoes	$17,338,653	$18,698,852
Apparel	3,165,668	3,791,754

Total segment assets	20,504,321	22,490,606
Unallocated	16,108,113	12,886,609

Consolidated assets	$36,612,434	$35,377,215

Segment liabilities
Shoes	$7,569,282	$7,985,441
Apparel	1,601,817	249,118

Total segment liabilities	9,171,099	8,234,559
Unallocated	6,556,531	21,252,972

Consolidated liabilities	$15,727,630	$29,487,531

For the purposes of monitoring segment performance and allocating resources between segments:

-	all assets are allocated to reportable segments other than deferred tax assets; and
-	all liabilities are allocated to reportable segments other than “other payables”.Liabilities for which reportable segments are jointly liable are allocated in proportion to segment assets.

Other segment information

	Depreciation and amortization		Additions to long-lived assets
	Nine months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Shoes	$108,361	$107,950	$-	$-
Unallocated	133,099	132,594	-	-

Total	$241,460	$260,944	$-	$-

18.	Subsequent events

We have evaluated subsequent events through January 21, 2011, the date the consolidated financial statements were issued.

On November 18, 2010, the Company entered into certain contractual arrangements, which obligates the Company to absorb majority of the return or loss of Ailibao PRC. The Company accounts for Ailibao PRC as its variable interest entity under ASC 810 because the equity investors in Ailibao PRC do not have the characteristics of a controlling financial interest and Ailibao (Fujian) Marketing Management Limited should be considered as the primary beneficiary of Ailibao PRC.  Accordingly, the Company consolidates Ailibao PRC’s results of operations, assets and liabilities (see note 1).

On January 21, 2011, the Company executed a stock exchange agreement with American Smooth Wave Ventures, Inc. (“ASWV”). Pursuant to the stock exchange agreement, ASWV issued 317,409,000 shares of its common stock to stockholders of the Company and 6,826,000 shares of its common stock to an introducing party, in exchange for all outstanding shares of the Company, making the Company a wholly-owned subsidiary of ASWV.

The above stock exchange transaction resulted in the stockholders of the Company obtaining a majority voting interest in ASWV. Generally accepted accounting principles in the United States of America require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of ASWV as the Company acquired a controlling equity interest in ASWV as of January 21, 2011. The reverse acquisition process utilizes the capital structure of ASWV and the assets and liabilities of the Company are recorded at historical cost.